As filed with the Securities and Exchange Commission on October 21, 2026

Registration No. 333-297771

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

AMENDMENT NO. 4 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________

PBT Land and Minerals, Inc.
(Exact name of registrant as specified in its charter)

_______________________

Texas	6792	42-3391247
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Pine Street, Suite 1010
Abilene, Texas 79601
(325) 677-6177
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________

Eric L. Oliver
c/o SoftVest Advisors, LLC
400 Pine Street, Suite 1010
Abilene, Texas 79601
(325) 677-6177
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________

Copies to:
Colin J. Diamond
Chris Centrich
Shai Marshall
Paul Hastings LLP
609 Main Street, Suite 2500
Houston, Texas 77002
713-860-7300

As soon as practicable after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

_______________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_______________________

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

PBT Land and Minerals, Inc. is filing this Amendment No. 4 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-297771) (the “Registration Statement”) as an exhibit-only filing to file Exhibit 5.1 and Exhibit 8.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement, Exhibit 5.1 and Exhibit 8.1. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit	Description
2.1*†	Combination Agreement, dated as of July 28, 2026, by and among New PBT, New PBT Sub, OpCo, Blackbeard Holdings, Blackbeard Security and Greybeard Energy
3.1*	Certificate of Formation of the Registrant
3.2*	Amended Certificate of Formation of New PBT
3.3*	Form of A&R Certificate of Formation of the Registrant
3.4*	Bylaws of the Registrant
3.5*	Form of A&R Bylaws of the Registrant
4.1*	Form of Rights Certificate
5.1**	Legal Opinion of Paul Hastings LLP
8.1**	Tax Opinion of Paul Hastings LLP
10.1*	Form of Shareholders’ Agreement
10.2*	Form of Registration Rights Agreement
10.3*	2026 Incentive Plan
10.4*	Voting and Support Agreement, dated as of July 28, 2026, by and between Blackbeard Security and SoftVest, L.P.
10.5*	Commitment and Backstop Agreement, dated as of July 28, 2026, by and among New PBT, Blackbeard Security, Greybeard Energy, SoftVest, L.P. and Horizon Kinetics
10.6*	Credit Agreement, dated as of June 1, 2026, by and among US Land Guild, LLC, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Issuing Bank, and the lenders party thereto
10.7*	Form of Surface Lease and Salt Water Disposal Lease
10.8*	Second Amended and Restated Master Surface Use Agreement, dated January 1, 2026 by and between US Land Guild, LLC and Blackbeard Operating, LLC
10.9*	Amended and Restated Master Surface Use Agreement, dated January 1, 2026 by and between US Land Guild, LLC and Blackbeard Operating, LLC
10.10*	Amended and Restated Master Surface Use Agreement, dated January 1, 2026 by and between US Land Guild, LLC and Blackbeard Operating, LLC
10.11*	Master Surface Use Agreement, dated July 1, 2026 by and between US Land Guild, LLC and Blackbeard Operating, LLC
10.12*	Master Surface Use Agreement, dated July 1, 2026 by and between US Land Guild, LLC and Blackbeard Operating, LLC
10.13*	Oil and Gas Lease with Blackbeard Operating, dated May 30, 2025
10.14*	Oil and Gas Lease — Wellbore Only with Blackbeard Operating, dated May 30, 2025
10.15*	Oil and Gas Lease with Blackbeard Operating, dated June 1, 2026
10.16*	Form of Like-Kind Exchange Agreement, by and among PBT Sub, Inc., Blackbeard Holdings, LLC and Blackbeard Operating, LLC
10.17*	Form of Amended and Restated Limited Liability Company Agreement of PBT Land and Minerals Opco, LLC
10.18*	Form of Master Services Agreement, by and between PBT Land and Minerals, Inc. and Blackbeard Operating, LLC
21.1*	List of Subsidiaries of New PBT
23.1**	Consent of Paul Hastings LLP (included in Exhibit 5.1)
23.2**	Consent of Paul Hastings LLP (included in Exhibit 8.1)
23.3*	Consent of Ernst & Young LLP (PBT Land and Minerals, Inc. Predecessor)
23.4*	Consent of Ernst & Young LLP (PBT Land and Minerals, Inc.)
23.5*	Consent of Weaver and Tidwell, L.L.P. (Hilcorp Assets)

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Exhibit	Description
23.6*	Consent of Weaver and Tidwell, L.L.P. (Greybeard Assets)
23.7*	Consent of Weaver and Tidwell, L.L.P. (Trust)
23.8*	Consent of Cawley, Gillespie & Associates, Inc. (New PBT Predecessor)
23.9*	Consent of Cawley, Gillespie & Associates, Inc. (Greybeard Assets)
23.10*	Consent of Cawley, Gillespie & Associates, Inc. (Trust)
23.11*	Consent of Cawley, Gillespie & Associates, Inc. (Hilcorp)
23.12*	Consent of Cawley, Gillespie & Associates, Inc. (Trust As Adjusted)
99.1*	Consent of Ricky Burnett to be named as Director Nominee
99.2*	Consent of Brian Ferguson to be named as Director Nominee
99.3*	Consent of Peter Ray to be named as Director Nominee
99.4*	Consent of Kaleb Smith to be named as Director Nominee
99.5*	Consent of Jordan Barrett to be named as Director Nominee
99.6*	Consent of Wilkie Colyer to be named as Director Nominee
99.7*	Report of Cawley, Gillespie & Associates, Inc. (Trust), reservoir engineer
99.8*	Report of Cawley, Gillespie and Associates, Inc. (New PBT Predecessor), independent reserve engineer, as of December 31, 2025
99.9*	Report of Cawley, Gillespie and Associates, Inc. (New PBT Predecessor), independent reserve engineer, as of December 31, 2024
99.10*	Report of Cawley, Gillespie and Associates, Inc. (Greybeard Assets), independent reserve engineer, as of December 31, 2025
99.11*	Report of Cawley, Gillespie and Associates, Inc. (Greybeard Assets), independent reserve engineer, as of December 31, 2024
99.12*	Report of Cawley, Gillespie and Associates, Inc. (Hilcorp), independent reserve engineer, as of December 31, 2024
99.13*	Report of Cawley, Gillespie and Associates, Inc. (Trust As Adjusted), independent reserve engineer, as of December 31, 2025
99.14*	Form of Letter to Nominee Holders
99.15*	Form of Letter to Clients of Nominee Holders
99.16*	Form of Letter to Record Holders
99.17*	Form of Beneficial Owner Election Form
99.18*	Form of Instructions as to Use of PBT Land and Minerals, Inc. Rights Certificates
107*	Filing Fee Table

____________

*        Previously filed.

**      Filed herewith.

†        Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Abilene, State of Texas, on October 21, 2026.

PBT LAND AND MINERALS, INC.
By:	/s/ Eric L. Oliver
Name:	Eric L. Oliver
Title:	Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eric L. Oliver	Chief Executive Officer, Chief Financial Officer and Director	October 21, 2026
Eric L. Oliver	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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